2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in this Form 10-K of our audit report dated April 15, 2014 relative to the financial statements of IC Places, Inc., as of December 31, 2013 and 2012 and for each of the two years then ended as incorporated by reference in the registration statement on Form S-8 (File No. 333-165087), filed February 26, 2010.

\s\ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, FL
April 15, 2014

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